EXHIBIT 10.4

April 14, 2006

Ms. Janet Hawkins
RemedyTemp, Inc.
101 Enterprise
Aliso Viejo CA 92656

Re: Amendment of Change in Control Severance Agreement

Dear Janet:

Reference is made to that certain Change in Control Severance Agreement between you and RemedyTemp, Inc., a California corporation (the “Company”), dated as of April 22, 2005 (the “Agreement”). The purpose of this letter agreement is to amend certain provisions of the Agreement as follows:

A new Section 3.3(c) is hereby added to the Agreement, effective immediately, to read in its entirety as follows:

“(c) The Executive may elect to continue coverage under the Company’s medical and dental plans (for the Executive and, if applicable, the Executive’s eligible dependents) pursuant to the Executive’s rights under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If the Executive elects to continue such coverage, for the period commencing with the Effective Date of Termination and continuing thereafter for the number of months set forth in Section 3.3(a) (the “COBRA Reimbursement Period”), the Company shall pay or reimburse the Executive for one hundred percent (100%) of the Executive’s COBRA premiums to continue such coverage as in effect immediately prior to the Effective Date of Termination. Notwithstanding the foregoing, the Company’s payment or reimbursement obligations under this Section 3.3(c) shall cease immediately upon the Executive’s eligibility for medical coverage provided by any successor employer of the Executive. From and after the last day of the COBRA Reimbursement Period (or such earlier date that the Executive may be eligible for medical coverage provided by any successor employer of the Executive), the Executive shall be solely responsible for the COBRA premiums for any COBRA continuation coverage that the Executive may be permitted to and may so elect.”

This letter agreement does not modify any other terms of the Agreement except as expressly set forth above.

If this letter accurately sets forth our agreement with respect to the foregoing matters, please sign the enclosed copy of this letter and return it to me.

Sincerely,

Gunnar B. Gooding
Senior Vice President
Legal Affairs and Human Resources
RemedyTemp, Inc.

Acknowledged and Agreed:

By:

	Janet Hawkins	Date